SECURITIES AND EXCHANGE COMMISSION

     WASHINGTON, D.C.  20549

     FORM 8-K

     CURRENT REPORT



     Pursuant to Section 13 or 15(d) of
     The Securities Exchange Act of 1934





     July 19, 1994
     Date of Report
     (Date of earliest event reported)





                     FLEMING COMPANIES, INC.
     (Exact name of Registrant as specified in its charter)




          OKLAHOMA                     1-8140
48-0222760
(State or other jurisdiction     (Commission File     (IRS Employer
Identi-
     of incorporation)                Number)            fication
Number)




     6301 Waterford Boulevard, Box 26647
                 Oklahoma City, Oklahoma  73126
     (Address of Principal Executive Offices)



                         (405)   840-7200
     Registrant's telephone number,
     including area code

Item 2.   Acquisition or Disposition of Assets.

     On July 19, 1994, the registrant acquired Haniel Corporation ("Haniel"), the parent of Scrivner, Inc. ("Scrivner"), from Franz Haniel & Cie. GmbH ("Franz Haniel"), a corporation organized under the laws of the Republic of Germany, pursuant to a Stock Purchase Agreement between the registrant and Franz Haniel dated as of July 15, 1994.

     Scrivner is the third largest food wholesaler and the 26th largest food retailer in the United States serving approximately 2,900 supermarkets and 1,900 convenience stores in 28 states. Scrivner also owns and operates 179 corporate retail stores, of which 150 are supermarkets and 29 are convenience stores.

     The acquisition adds the facilities and inventory of 21 distribution centers, with seven million square feet of storage, plus two million square feet of outside storage, to Fleming's existing network of 28 distribution centers. Scrivner's 150 supermarkets carry a full assortment of inventory and range in size from 6,000 square feet to 95,000 square feet. Scrivner's transportation fleet consists of 900 tractors and 1,500 trailers, principally owned, which will be used to support wholesale and retail food distribution operations.

     Upon the acquisition, Fleming became the second largest food marketing and distribution company in the country.

     Fleming paid $388 million in cash for the stock of Haniel. Fleming also agreed to refinance substantially all of Haniel's and Scrivner's pre-existing debt (approximately $680 million), and to refinance approximately $400 million of its own debt, during the 90 day period following the acquisition. Transaction expenses are estimated at $40 million.

     To finance the acquisition, the related refinancings and to provide future working capital, Fleming entered into a new $2.2 billion credit facility with a group of banks led by Morgan Guaranty Trust Company of New York, dated as of July 19, 1994 (the "Credit Agreement"). The Credit Agreement consists of a $900 million five-year revolving credit facility, an $800 million six-year amortizing term loan and a $500 million two-year term loan. Concurrently with establishing the new Credit Agreement, Fleming terminated its $400 million and $200 million credit agreements.

     To secure its obligations under the Credit Agreement, Fleming pledged the stock of its subsidiaries, including Scrivner, and substantially all of its inventory and accounts. A portion of the collateral was also pledged for the equal and ratable benefit of holders of debt issued under two prior Indentures. The collateral will be released upon the earlier to occur of the repayment of the debt or Fleming's senior unsecured debt returning to investment grade as rated by Standard and Poor's and Moody's. The Credit Agreement also contains various covenants and restrictions.

     The incurrence of debt in connection with the acquisition and the related downgrading of Fleming's senior unsecured debt rating obligates the registrant to offer to repurchase approximately $97 million of outstanding medium-term notes.

     The transaction was accomplished through arms-length negotiations between the managements of the registrant and Franz Haniel. There is no material relationship between Fleming and Franz Haniel, or other respective affiliates, any director or officer of the registrant, or any associate of any such director or officer.

Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of business acquired:

     Providing historical financial statements for the business acquired is not practical at this time. The required information will be filed under cover of a Form 8-K/A as soon as practicable, but no later than September 30, 1994.

(b)  Pro forma financial information:

     The provision of pro forma financial information is not practical at this time. The related pro forma information will be filed by an amendment under the cover of a Form 8-K/A as soon as practicable, but no later than September 30, 1994.

(c)  Exhibits.

2.0 Stock Purchase Agreement, dated as of July 15, 1994, by and between Fleming Companies, Inc. and Franz Haniel & Cie. GmbH
(containing a list briefly identifying the contents of all omitted schedules at p. (iv))

2.1 Agreement to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request

4.0  Credit Agreement, dated as of July 19, 1994, among Fleming
Companies, Inc., the Banks listed therein and Morgan Guaranty Trust Company of New York, as Managing Agent

4.1  Pledge Agreement, dated as of July 19, 1994, among Fleming
Companies, Inc. and Morgan Guaranty Trust Company of New York, as
Collateral Agent

4.2 Security Agreement, dated as of July 19, 1994, between Fleming Companies, Inc. in favor of Morgan Guaranty Trust Company of New
York, as Collateral Agent

4.3  Amendment No. 1 to Credit Agreement, dated as of July 21, 1994

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 1, 1994                        FLEMING COMPANIES,
INC.


               By: /s/  Donald N. Eyler
																			Donald N. Eyler, Senior Vice President/Controller

     EXHIBIT INDEX

     Paper (P) or
Exhibit   Electronic (E)
- - --------  --------------

2.0  Stock Purchase Agreement           E

2.1  Agreement to Furnish Omitted Schedules  E

4.0  Credit Agreement              E

4.1  Pledge Agreement              E

4.2  Security Agreement            E

4.3  Amendment No. 1 to Credit Agreement     E
